UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2014

FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:
(312) 565-5700

Former name or former address, if changed since last report:
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (“Board”) of the Federal Home Loan Bank of Chicago (the “Bank”) is comprised of member directors and independent directors who are elected by the Bank’s members in accordance with the rules governing the election of Federal Home Loan Bank directors specified in the Federal Home Loan Bank Act (“Bank Act”) and the related regulations of the Federal Housing Finance Agency (“FHFA”), as discussed under Item 10 - Directors, Executive Officers, and Corporate Governance on page 86 of the Bank’s 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2014 (“2013 Form 10-K”).

On November 13, 2014, the Bank announced that the following directors have been elected to its Board as member directors:

(1) David R. Pirsein, President and Chief Executive Officer of First National Bank in Pinckneyville, Pinckneyville, Illinois was newly elected to serve a four-year term on the Board beginning January 1, 2015 and ending December 31, 2018.

(2) William W. Sennholz, President and Chief Executive Officer of Forward Financial Bank, Marshfield, Wisconsin was re-elected to serve a four-year term on the Board beginning January 1, 2015 and ending December 31, 2018.

(3) Michael G. Steelman, Chairman and Chief Executive Officer of Farmers and Merchants State Bank of Bushnell, Bushnell, Illinois was re-elected to serve a four-year term on the Board beginning on January 1, 2015 and ending on December 31, 2018.

In addition, the Bank announced that the following director has been elected to its Board as a public interest independent director:

(1) Leo J. Ries, Executive Director of Local Initiatives Support Corporation (LISC), Milwaukee, Wisconsin was re-elected to serve a four-year term on the Board beginning January 1, 2015 and ending December 31, 2018.

The Board has not yet determined on which committees each of these directors will serve beginning in 2015.

All directors serving on the Bank’s Board for 2015 are expected to receive compensation under the Bank’s 2015 Board of Directors Compensation Policy (currently pending review at the FHFA) which provides that all directors, including re-elected directors, serving on the Bank’s Board will receive total annual director compensation paid as a combination of a quarterly retainer at the end of each quarter and per meeting fees. The following table sets forth the maximum fees that Bank directors can earn on an annual basis under the policy, which are at the same levels provided for in 2013-2014:

Position	Maximum Quarterly Retainer Fees	Maximum Meeting Fees	Maximum Annual Fees
Chairman	$45,000	$45,000	$90,000
Vice Chairman	40,000	40,000	80,000
Audit Committee Chairman	40,000	40,000	80,000
Committee Chairman	37,500	37,500	75,000
Director	35,000	35,000	70,000

If a director does not fulfill his or her responsibility by meeting certain performance and attendance criteria set forth in the policy, the director’s compensation will be reduced below the maximum amounts shown above. No additional meeting fees will be paid to any director for their participation in any other special meetings or events on behalf of the Board or the Bank, unless such participation results in a director being absent for a Board or Board committee meeting, in which case a meeting fee will be paid. All directors are also entitled to participate in a non-qualified, unfunded, deferred compensation plan, under which each Bank director has the opportunity to defer all or a portion of the compensation paid under this policy. In addition to the maximum annual fees, the Bank reimburses directors for necessary and reasonable travel and related expenses associated with meeting attendance in accordance with the Bank’s employee reimbursement policy. A director also may be reimbursed up to $3,000 annually in addition to the maximum annual fees for reasonable travel expenses for the director’s spouse.
Pursuant to the Bank Act and FHFA regulations, the Bank’s member directors are required to be an officer or director of a member of the Bank. The Bank is a cooperative, and most of the Bank’s business is conducted with its members. In the normal course of business, the Bank extends credit to members whose officers or directors may serve as member directors of the Bank on market terms that are no more favorable to them than the terms of comparable transactions with other members who are not considered related parties. For further discussion, see “Related Persons and Related Transactions” on page 114 of the Bank’s 2013 Form 10-K. Furthermore, the Bank has not engaged in any transactions with any of the elected independent directors or members of their immediate families that would require disclosure under applicable rules and regulations.

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 12, 2014, the Bank declared the voting results for its 2014 election of member and independent directors, which the Bank announced as described in Item 5.02 of this Current Report. Complete voting results are included in the Bank’s letter to members dated November 13, 2014 attached as Exhibit 99.1 to this Current Report.

Item 7.01 Regulation FD Disclosure

Attached as Exhibit 99.1 to this Form 8-K is a copy of the Bank’s letter to members dated November 13, 2014, regarding the results of the election for member and independent directors. The information being furnished pursuant to Item 7.01 on this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Letter to Members dated November 13, 2014

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: November 13, 2014	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary